Exhibit 4.3

================================================================================

                         COMMON STOCK WARRANT AGREEMENT*


                            dated as of ______, 20__


                                       FOR


                                     between


                          CLEARONe COMMUNICATIONS, INC.


                                       and


                    [NAME OF COMMON STOCK WARRANT AGENT], as


                           Common Stock Warrant Agent

================================================================================



















* DETAILS YET TO BE DETERMINED, REPRESENTED BY BRACKETED OR BLANK SECTIONS HEREIN, SHALL BE DETERMINED IN CONFORMITY WITH THE APPLICABLE PROSPECTUS SUPPLEMENT OR SUPPLEMENTS.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                    ARTICLE I
                 ISSUANCE OF COMMON STOCK WARRANTS AND EXECUTION
                AND DELIVERY OF COMMON STOCK WARRANT CERTIFICATES

SECTION 1.01.   Issuance of Common Stock Warrants..............................1
SECTION 1.02.   Form and Execution of Common Stock Warrant Certificates........2
SECTION 1.03.   Issuance and Delivery of Common Stock Warrant Certificates.....3
SECTION 1.04.   Temporary Common Stock Warrant Certificates....................3
SECTION 1.05.   Payment of Taxes...............................................4
SECTION 1.06.   "Holder".......................................................4

                                   ARTICLE II
                 DURATION AND EXERCISE OF COMMON STOCK WARRANTS

SECTION 2.01.   Duration of Common Stock Warrants..............................4
SECTION 2.02.   Exercise of Common Stock Warrants..............................5
SECTION 2.03.   Common Stock Warrant Adjustments...............................6
SECTION 2.04.   Fractional Common Stock........................................6

                                   ARTICLE III
                       OTHER PROVISIONS RELATING TO RIGHTS
                       OF HOLDERS OF COMMON STOCK WARRANTS

SECTION 3.01.   No Rights as Holder of Common Stock............................7
SECTION 3.02.   Lost, Stolen, Destroyed or Mutilated Certificates..............7
SECTION 3.03.   Holders of Common Stock Warrants May Enforce Rights............8
SECTION 3.04.   Merger, Consolidation, Sale, Transfer or Conveyance............8
SECTION 3.05.   Treatment of Holders of Common Stock Warrant Certificates......9

                                   ARTICLE IV
                 EXCHANGE AND TRANSFER OF COMMON STOCK WARRANTS

SECTION 4.01.   Common Stock Warrant Register; Exchange and Transfer
                  of Common Stock Warrants.....................................9
SECTION 4.02.   Treatment of Holders of Common Stock Warrants.................10
SECTION 4.03.   Cancellation of Common Stock Warrant Certificates.............10

                                    ARTICLE V
                    CONCERNING THE COMMON STOCK WARRANT AGENT

SECTION 5.01.   Common Stock Warrant Agent....................................11
SECTION 5.02.   Conditions of Common Stock Warrant Agent's Obligations........11
SECTION 5.03.   Compliance with Applicable Laws...............................13
SECTION 5.04.   Resignation and Removal; Appointment of Successor.............13

                                   ARTICLE VI
                                  MISCELLANEOUS

SECTION 6.01.   Supplements and Amendments....................................15
SECTION 6.02.   Notices and Demands...........................................16
SECTION 6.03.   Addresses for Notices.........................................16
SECTION 6.04.   Governing Law.................................................16
SECTION 6.05.   Governmental Approvals........................................16
SECTION 6.06.   Persons Having Rights Under Common Stock Warrant Agreement....16
SECTION 6.07.   Delivery of Prospectus........................................17
SECTION 6.08.   Headings......................................................17
SECTION 6.09.   Counterparts..................................................17
SECTION 6.10.   Judgment Currency.............................................17
SECTION 6.11.   Inspection of Agreement.......................................17

               This COMMON STOCK WARRANT AGREEMENT, dated as of______, 20__ between ClearOne Communications, Inc., a Utah corporation (the "Company"), and _____________, a [corporation] organized and existing under the laws of
________, as warrant agent (the "Common Stock Warrant Agent").

               WHEREAS, the Company proposes to sell [title of common stock or other securities being offered (the "Offered Securities") with] certificates evidencing one or more warrants (the "Common Stock Warrants" or, individually, a "Common Stock Warrant") representing the right to purchase shares of the common stock, par value $0.001 per share, of the Company (the "Common Stock"), such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Common Stock Warrant Certificates"; and

               WHEREAS, the Company has duly authorized the execution and delivery of this Common Stock Warrant Agreement to provide for the issuance of Common Stock Warrants to be exercisable at such times and for such prices, and to have such other provisions, as shall be fixed as hereinafter provided;

               NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                 ISSUANCE OF COMMON STOCK WARRANTS AND EXECUTION
                AND DELIVERY OF COMMON STOCK WARRANT CERTIFICATES

     SECTION 1.01.   Issuance of Common Stock Warrants.
                     ----------------------------------

               Common Stock Warrants may be issued from time to time, together with or separately from Offered Securities. Prior to the issuance of any Common Stock Warrants, there shall be established by or pursuant to a resolution or resolutions duly adopted by the Company's Board of Directors or by any committee thereof duly authorized to act with respect thereto (a "Board Resolution"):

               (a) The title and aggregate number of such Common Stock Warrants;

               (b) The offering price of such Common Stock Warrant;

               (c) The number of shares of Common Stock that may be purchased upon exercise of each such Common Stock Warrant; the price, or the manner of determining the price (the "Common Stock Warrant Price"), at which such shares of Common Stock may be purchased upon exercise of such Common Stock Warrants; if other than cash, the property and manner in which the Common Stock Warrant Price may be paid; and any minimum number of such Common Stock Warrants that are exercisable at any one time;

               (d) The time or times at which, or period or periods during which, such Common Stock Warrants may be exercised and the final date on which such Common Stock Warrants may be exercised (the "Expiration Date");

               (e) The terms of any right to redeem such Common Stock Warrants;

               (f) The terms of any right of the Company to accelerate the Common Stock Warrants upon the occurrence of certain events;

               (g) Where the registered warrant certificates evidencing such Common Stock Warrants (the "Common Stock Warrant Certificates") may be transferred and exchanged;

               (h) Whether such Common Stock Warrants are to be issued with any Offered Securities and, if so, the number and terms of any such Offered Securities;

               (i) The date, if any, on and after which the Common Stock Warrants and the Offered Securities will be separately transferable (the "Detachable Date"); and

               (j) Any other terms of such Common Stock Warrants not inconsistent with the provisions of this Agreement.

     SECTION 1.02.   Form and Execution of Common Stock Warrant Certificates.
                     -------------------------------------------------------

               (a) The Common Stock Warrants shall be evidenced by the Common Stock Warrant Certificates, which shall be in registered form and substantially in such form or forms as shall be established by or pursuant to a Board Resolution. Each Common Stock Warrant Certificate, whenever issued, shall be dated the date it is countersigned by the Common Stock Warrant Agent and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule or regulation or with any rule or regulation of any securities exchange on which the Common Stock or Common Stock Warrants may be listed, or to conform to usage, as the officer of the Company executing the same may approve (his execution thereof to be conclusive evidence of such approval). Each Common Stock Warrant Certificate shall evidence one or more Common Stock Warrants.

               (b) The Common Stock Warrant Certificates shall be signed in the name and on behalf of the Company by its Chairman, President, Chief Executive Officer or Chief Financial Officer under its corporate seal, and attested by its Secretary, an Assistant Secretary or any Vice President (any reference to a "Vice President" of the Company herein shall be deemed to include any Vice President of the Company whether or not designated by a number or a word or words added before or after the title Vice President). Such signatures may be manual or facsimile signatures of the present or any future holder of any such office and may be imprinted or otherwise reproduced on the Common Stock Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Common Stock Warrant Certificates.

               (c) No Common Stock Warrant Certificate shall be valid for any purpose, and no Common Stock Warrant evidenced thereby shall be deemed issued or exercisable, until such Common Stock Warrant Certificate has been countersigned by the manual or facsimile signature of the Common Stock Warrant Agent. Such signature by the Common Stock Warrant Agent upon any Common Stock Warrant Certificate executed by the Company shall be conclusive evidence that the Common Stock Warrant Certificate so countersigned has been duly issued hereunder.

               (d) In the event any officer of the Company who has signed any Common Stock Warrant Certificate either manually or by facsimile signature ceases to be such officer before the Common Stock Warrant Certificate so signed has been countersigned and delivered by the Common Stock Warrant Agent, such Common Stock Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Common Stock Warrant Certificate had not ceased to be such officer of the Company; and any Common Stock Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Common Stock Warrant Certificate, shall be the proper officer of the Company, although at the date of the execution of this Agreement such person was not such an officer.

     SECTION 1.03.   Issuance and Delivery of Common Stock Warrant Certificates.
                     ----------------------------------------------------------

               At any time and from time to time after the execution and delivery of this Agreement, the Company may deliver Common Stock Warrant Certificates executed by the Company to the Common Stock Warrant Agent for countersignature. Except as provided in the following sentence, the Common Stock Warrant Agent shall thereupon countersign and deliver such Common Stock Warrant Certificates to or upon the written request of the Company. Subsequent to the original issuance of a Common Stock Warrant Certificate evidencing Common Stock Warrants, the Common Stock Warrant Agent shall countersign a new Common Stock Warrant Certificate evidencing such Common Stock Warrants only if such Common Stock Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Common Stock Warrant Certificates evidencing such Common Stock Warrants or in connection with their transfer, as hereinafter provided.

     SECTION 1.04.   Temporary Common Stock Warrant Certificates.
                     -------------------------------------------

               (a) Pending the preparation of definitive Common Stock Warrant Certificates, the Company may execute, and upon the order of the Company the Common Stock Warrant Agent shall countersign and deliver, temporary Common Stock Warrant Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the definitive Common Stock Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer executing such Common Stock Warrant Certificates may determine, as evidenced by his execution of such Common Stock Warrant Certificates.

               (b) If temporary Common Stock Warrant Certificates are issued, the Company will cause definitive Common Stock Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Common Stock Warrant Certificates, the temporary Common Stock Warrant Certificates shall be exchangeable for definitive Common Stock Warrant Certificates upon surrender of the temporary Common Stock Warrant Certificates at the corporate trust office of the Common Stock Warrant Agent [or ________________], without charge to the Holder (as defined in Section 1.06 hereof). Upon surrender for cancellation of any one or more temporary Common Stock Warrant Certificates, the Company shall execute and the Common Stock Warrant Agent shall countersign and deliver in exchange therefor definitive Common Stock Warrant Certificates representing the same aggregate number of Common Stock Warrants. Until so exchanged, the temporary Common Stock Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Common Stock Warrant Certificates.

     SECTION 1.05.   Payment of Taxes.
                     -----------------

               The Company will pay all stamp and other similar duties, if any, to which this Agreement or the original issuance of the Common Stock Warrants or the issuance of Common Stock upon exercise of the Common Stock Warrants may be subject under the laws of the United States of America or any state or locality, provided, however, the Company is not responsible for the payment of any tax or taxes which may be payable in respect of any transfer involved in the issue of Common Stock Warrant Certificates or any issue or transfer of Common Stock to a person other than the Holder.

     SECTION 1.06.   "Holder".
                      ------

               The term "Holder" or "Holders" as used herein with reference to a Common Stock Warrant Certificate shall mean the person or persons in whose name such Common Stock Warrant Certificate shall then be registered as set forth in the Common Stock Warrant Register (as defined in Section 4.01 hereof) to be maintained by the Common Stock Warrant Agent pursuant to Section 4.01 for that purpose or, in the case of Common Stock Warrants that are issued with Offered Securities and cannot then be transferred separately therefrom, the person or persons in whose name the related Offered Securities shall be registered as set forth in the security register for such Offered Securities, prior to the Detachable Date. In the case of Common Stock Warrants that are issued with Offered Securities and cannot then be transferred separately therefrom, the Company will, or will cause the security registrar of any such Offered Securities to, make available to the Common Stock Warrant Agent at all times (including on and after the Detachable Date, in the case of Common Stock Warrants originally issued with Offered Securities and not subsequently transferred separately therefrom) such information as to Holders of Offered Securities with Common Stock Warrants attached thereto as may be necessary to keep the Common Stock Warrant Register up to date.

                                   ARTICLE II
                 DURATION AND EXERCISE OF COMMON STOCK WARRANTS

     SECTION 2.01.   Duration of Common Stock Warrants.
                     ---------------------------------

               Each Common Stock Warrant may be exercised at the time or times, or during the period or periods, provided by or pursuant to the Board Resolution relating thereto and specified in the Common Stock Warrant Certificate evidencing such Common Stock Warrant. Each Common Stock Warrant not exercised at or before 5:00 P.M., New York City time, on its Expiration Date shall become void, and all rights of the Holder of such Common Stock Warrant thereunder and under this Agreement shall cease; provided, however that the Company reserves the right to, and may, in its sole discretion, at any time and from time to time, at such time or times as the Company so determines, extend the Expiration Date of the Common Stock Warrants for such periods of time as it chooses; provided further that in no case may the Expiration Date of the Common Stock Warrants be extended beyond [ ] years from the original Expiration Date. To extend the Expiration Date, the Company shall, at least 20 days prior to the

Expiration Date, cause to be mailed to the Common Stock Warrant Agent and the Holders in accordance with the provisions of Section 5.04(e) hereof a notice stating that the Expiration Date has been extended and setting forth the new Expiration Date.

     SECTION 2.02.   Exercise of Common Stock Warrants.
                     ---------------------------------

               (a) The Holder shall have the right, at its option, to exercise such Common Stock Warrant and, subject to Subsection (f) of this Section 2.02, purchase the number of shares of Common Stock provided for therein at the time or times or during the period or periods referred to in Section 2.01 and specified in the Common Stock Warrant Certificate evidencing such Common Stock Warrant. No fewer than the minimum number of Common Stock Warrants as set forth in the Common Stock Warrant Certificate may be exercised by or on behalf of any one Holder at any one time. Except as may be provided in a Common Stock Warrant Certificate, a Common Stock Warrant may be exercised by completing the form of election to purchase set forth on the reverse side of the Common Stock Warrant Certificate, by duly executing the same, and by delivering the same, together with payment in full of the Common Stock Warrant Price, in lawful money of the United States of America, in cash or by certified or official bank check or by bank wire transfer, or in property, in the manner provided by or pursuant to the Board Resolution relative thereto and specified in the Common Stock Warrant Certificate evidencing such Common Stock Warrant, to the Common Stock Warrant Agent. Except as may be provided in a Common Stock Warrant Certificate, the date on which such Common Stock Warrant Certificate and payment are received by the Common Stock Warrant Agent as aforesaid shall be deemed to be the date on which the Common Stock Warrant is exercised and the relevant shares of Common Stock are issued.

               (b) Upon the exercise of a Common Stock Warrant, the Company shall issue, to or upon the order of the Holder of such Common Stock Warrant, the shares of Common Stock to which such Holder is entitled, registered, in the case of shares of Common Stock in registered form, in such name or names as may be directed by such Holder.

               (c) If fewer than all of the Common Stock Warrants evidenced by a Common Stock Warrant Certificate are exercised, the Company shall execute, and the Common Stock Warrant Agent shall countersign and deliver, a new Common Stock Warrant Certificate evidencing the number of Common Stock Warrants remaining unexercised.

               (d) The Common Stock Warrant Agent shall deposit all funds received by it in payment of the Common Stock Warrant Price for Common Stock Warrants in the account of the Company maintained with it for such purpose and shall advise the Company by telephone by 5:00 P.M., New York City time, of each day on which a payment of the Common Stock Warrant Price for Common Stock Warrants is received of the amount so deposited in its account. The Common Stock Warrant Agent shall promptly confirm such telephone advice in writing to the Company.

               (e) The Common Stock Warrant Agent shall, from time to time, as promptly as practicable, advise the Company of (1) the number of Common Stock Warrants of each title exercised as provided herein, (2) the instructions of each Holder with respect to delivery of the Common Stock issued upon exercise of such Common Stock Warrants to which such Holder is entitled upon such exercise, and (3) such other information as the Company or such Trustee shall reasonably require. Such notice may be given by telephone to be promptly confirmed in writing.

               (f) The Holder, and not the Company, shall be required to pay any stamp or other tax or other governmental charge that may be imposed in connection with any issue of the Common Stock to a person other than the Holder, and in the event that any such issue is involved, the Company shall not be required to issue any Common Stock (and such person's purchase of the shares of Common Stock issued upon the exercise of such Holder's Common Stock Warrant shall not be deemed to have been consummated) until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

     SECTION 2.03.   Common Stock Warrant Adjustments.
                     --------------------------------

               [(a) The terms and conditions, if any, on which the exercise price of and/or the number of shares of Common Stock covered by a Common Stock Warrant are subject to adjustments will be set forth in this Section 2.03.]

               (b) Except as provided in [any exceptions that may be set forth in the prospectus supplement], no adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock purchasable upon the exercise of each Common Stock Warrant; provided, however, that any adjustments which by reason of this paragraph (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent and to the nearest one-hundredth of a share of Common Stock, as the case may be.

               (c) Upon any adjustment of the number of shares of Common Stock purchasable upon exercise of each Common Stock Warrant, the Common Stock Warrant Price or the number of Common Stock Warrants outstanding, the Company shall, within 20 calendar days thereafter, (1) cause to be filed with the Common Stock Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Company (who may be the regular auditors of the Company) setting forth the Common Stock Warrant Price and either the number of shares of Common Stock purchasable upon exercise of each Common Stock Warrant or the additional number of Common Stock Warrants to be issued for each previously outstanding Common Stock Warrant, as the case may be, after such adjustment, and setting forth in reasonable detail the method of calculation and the facts upon which such adjustment was made, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (2) cause to be given to each Holder at such Holder's address appearing on the Common Stock Warrant Register written notice of such adjustments by first class mail, postage prepaid.

     SECTION 2.04.   Fractional Common Stock.
                     -----------------------

               (a) Notwithstanding any adjustment pursuant to Section 2.03 in the number of shares of Common Stock purchasable upon the exercise of a Common Stock Warrant, the Company shall not be required to issue fractions of Common Stock upon exercise of the Common Stock Warrants or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, there shall be paid to the Holders at the time the Holders' Common Stock Warrants are exercised as herein provided an amount in cash equal to the fraction of the current market value of a share of Common Stock. For purposes of this Section 2.04, the current market value of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Subsection (b) below) for the trading day immediately prior to the date of such exercise.

               (b) The closing price for each day shall be the last sale price, regular way, or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, as reported on the Nasdaq National Market.

                                  ARTICLE III
                       OTHER PROVISIONS RELATING TO RIGHTS
                       OF HOLDERS OF COMMON STOCK WARRANTS

     SECTION 3.01.   No Rights as Holder of Common Stock.
                     ------------------------------------

               A Holder of a Common Stock Warrant or Common Stock Warrant Certificate shall not have any of the rights of a holder of Common Stock.

     SECTION 3.02.   Lost, Stolen, Destroyed or Mutilated Certificates.
                     -------------------------------------------------

               Upon receipt by the Company and the Common Stock Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Common Stock Warrant Certificate and of indemnity (other than in connection with any mutilated Common Stock Warrant Certificates surrendered to the Common Stock Warrant Agent for cancellation) reasonably satisfactory to them, the Company shall execute, and the Common Stock Warrant Agent shall countersign and deliver, in exchange for or in lieu of each lost, stolen, destroyed or mutilated Common Stock Warrant Certificate, a new Common Stock Warrant Certificate evidencing a like number of Common Stock Warrants of the same title. Upon the issuance of a new Common Stock Warrant Certificate under this Section 3.02, the Company may require the payment of a sum sufficient to cover any stamp or other similar tax or other governmental charge that may be imposed in connection therewith and any other expenses (including the fees and expenses of the Common Stock Warrant Agent) in connection therewith. Every substitute Common Stock Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Common Stock Warrant Certificate shall be at any time enforceable by the Holder thereof, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Common Stock Warrant Certificates, duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of lost, stolen, destroyed or mutilated Common Stock Warrant Certificates.

     SECTION 3.03.   Holders of Common Stock Warrants May Enforce Rights.
                     ----------------------------------------------------

               Notwithstanding any of the provisions of this Agreement, any Holder may, without the consent of the Common Stock Warrant Agent, enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise his Common Stock Warrants as provided in the Common Stock Warrants and in this Agreement.

     SECTION 3.04.   Merger, Consolidation, Sale, Transfer or Conveyance.
                     ---------------------------------------------------

               (a) In case any of the following shall occur while any Common Stock Warrants are outstanding: (1) any reclassification or change of the outstanding shares of Common Stock; or (2) any consolidation or merger to which the Company is party (other than a consolidation or a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change in, the outstanding shares of Common Stock issuable upon exercise of the Common Stock Warrants); or (3) any sale, conveyance or lease to another corporation of the property of the Company as an entirety or substantially as an entirety; then the Company, or such successor or purchasing corporation, as the case may be, shall make appropriate provision by amendment of this Agreement or otherwise so that the Holders of the Common Stock Warrants then outstanding shall have the right at any time thereafter, upon exercise of such Common Stock Warrants, to purchase the kind and amount of shares of stock and other securities and property receivable upon such a reclassification, change, consolidation, merger, sale, conveyance or lease as would be received by a holder of the number of shares of Common Stock issuable upon exercise of such Common Stock Warrant immediately prior to such reclassification, change, consolidation, merger, sale, conveyance or lease, and, in the case of a consolidation, merger, sale, conveyance or lease as contemplated in this Section 3.04(a), the Company shall thereupon be relieved of any further obligation hereunder or under the Common Stock Warrants, and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Common Stock Warrant Certificates issuable hereunder which theretofore have not been signed by the Company, and may execute and deliver common stock in its own name, in fulfillment of its obligations to deliver Common Stock upon exercise of the Common Stock Warrants. All the Common Stock Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Common Stock Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Common Stock Warrants had been issued at the date of the execution hereof. In case of any such reclassification, change, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Common Stock Warrants thereafter to be issued as may be appropriate.

               (b) The Common Stock Warrant Agent may receive a written opinion of legal counsel as conclusive evidence that any such merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of the Company complies with the provisions of this Section 3.04.

     SECTION 3.05.   Treatment of Holders of Common Stock Warrant Certificates.
                     ---------------------------------------------------------

               (a) In the event that the Common Stock Warrants are offered together with, and, prior to the Detachable Date, are not detachable from, Offered Securities, the Company, the Common Stock Warrant Agent and all other persons may, prior to such Detachable Date, treat the holder of the Offered Security as the Holder of the Common Stock Warrant Certificates initially attached thereto for any purpose and as the person entitled to exercise the rights represented by the Common Stock Warrants evidenced by such Common Stock Warrant Certificates, any notice to the contrary notwithstanding. After the Detachable Date and prior to due presentment of a Common Stock Warrant Certificate for registration of transfer, the Company and the Common Stock Warrant Agent may treat the Holder of a Common Stock Warrant Certificate as the absolute Holder thereof for any purpose and as the person entitled to exercise the rights represented by the Common Stock Warrants evidenced thereby, any notice to the contrary notwithstanding.

               (b) In all other cases, the Company and the Common Stock Warrant Agent may treat the Holder of a Common Stock Warrant Certificate as the absolute Holder thereof for any purpose and as the person entitled to exercise the rights represented by the Common Stock Warrants evidenced thereby, any notice to the contrary notwithstanding.

                                   ARTICLE IV
                 EXCHANGE AND TRANSFER OF COMMON STOCK WARRANTS

     SECTION 4.01.   Common Stock Warrant Register; Exchange and Transfer of
                     -------------------------------------------------------
                     Common Stock Warrants.
                     ----------------------

               (a) The Common Stock Warrant Agent shall maintain, at its corporate trust office [or at _______], a register (the "Common Stock Warrant Register") in which, upon the issuance of Common Stock Warrants, or on and after the Detachable Date in the case of Common Stock Warrants not separately transferable prior thereto, and, subject to such reasonable regulations as the Common Stock Warrant Agent may prescribe, it shall register Common Stock Warrant Certificates and exchanges and transfers thereof. The Common Stock Warrant Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.

               (b) Except as provided in the following sentence, upon surrender at the corporate trust office of the Common Stock Warrant Agent [or at _______], Common Stock Warrant Certificates may be exchanged for one or more other Common Stock Warrant Certificates evidencing the same aggregate number of Common Stock Warrants of the same title, or may be transferred in whole or in part. A Common Stock Warrant Certificate evidencing Common Stock Warrants that are not then transferable separately from the Offered Security with which they were issued may be exchanged or transferred prior to its Detachable Date only together with such Offered Security and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security; and on or prior to the Detachable Date, each exchange or transfer of such Offered Security on the Security Register of the Offered Securities shall operate also to exchange or transfer the related Common Stock Warrants. A transfer shall be registered upon surrender of a Common Stock Warrant Certificate to the Common Stock Warrant Agent at its corporate trust office [or at ______________________] for transfer, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, all in form satisfactory to the Company and the Common Stock Warrant Agent. Whenever a Common Stock Warrant Certificate is surrendered for exchange or transfer, the Common Stock Warrant Agent shall countersign and deliver to the person or persons entitled thereto one or more Common Stock Warrant Certificates duly executed by the Company, as so requested. The Common Stock Warrant Agent shall not be required to effect any exchange or transfer which will result in the issuance of a Common Stock Warrant Certificate evidencing a fraction of a Common Stock Warrant. All Common Stock Warrant Certificates issued upon any exchange or transfer of a Common Stock Warrant Certificate shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Common Stock Warrant Certificate surrendered for such exchange or transfer.

               (c) No service charge shall be made for any exchange or transfer of Common Stock Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such exchange or transfer, in accordance with Section 2.02(f) hereof.

     SECTION 4.02.   Treatment of Holders of Common Stock Warrants.
                     ---------------------------------------------

               Every Holder, by accepting the Common Stock Warrant Certificate evidencing the same, consents and agrees with the Company, the Common Stock Warrant Agent and with every other Holder of Common Stock Warrants of the same title that the Company and the Common Stock Warrant Agent may treat the Holder (or, if the Common Stock Warrant Certificate is not then detachable, the Holder of the related Offered Security) as the absolute owner of such Common Stock Warrant for all purposes and as the person entitled to exercise the rights represented by such Common Stock Warrant, any notice to the contrary notwithstanding.

     SECTION 4.03.   Cancellation of Common Stock Warrant Certificates.
                     -------------------------------------------------

               In the event that the Company shall purchase, redeem or otherwise acquire any Common Stock Warrants after the issuance thereof, the Common Stock Warrant Certificate or Certificates evidencing such Common Stock Warrants shall thereupon be delivered to the Common Stock Warrant Agent and be cancelled by it. The Common Stock Warrant Agent shall also cancel any Common Stock Warrant Certificate (including any mutilated Common Stock Warrant Certificate) delivered to it for exercise, in whole or in part, or for exchange or transfer. Common Stock Warrant Certificates so cancelled shall be delivered by the Common Stock Warrant Agent to the Company from time to time, or disposed of in accordance with the instructions of the Company.

                                   ARTICLE V
                    CONCERNING THE COMMON STOCK WARRANT AGENT

     SECTION 5.01.   Common Stock Warrant Agent.
                     --------------------------

               The Company hereby appoints ___________ as Common Stock Warrant Agent of the Company in respect of the Common Stock Warrants upon the terms and subject to the conditions set forth herein and __________________ hereby accepts such appointment. The Common Stock Warrant Agent shall have the powers and authority granted to and conferred upon it in the Common Stock Warrant Certificates and hereby and such further powers and authority acceptable to it to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Common Stock Warrant Certificates are subject to and governed by the terms and provisions hereof.

     SECTION 5.02.   Conditions of Common Stock Warrant Agent's Obligations.
                     -------------------------------------------------------

               The Common Stock Warrant Agent accepts its obligations set forth herein upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders shall be subject:

               (a) Compensation And Indemnification. The Company agrees to promptly pay the Common Stock Warrant Agent the compensation set forth in Exhibit A hereto and to reimburse the Common Stock Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Common Stock Warrant Agent in connection with the services rendered hereunder by the Common Stock Warrant Agent. The Company also agrees to indemnify the Common Stock Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including the reasonable costs and expenses of defending against any claim of liability) incurred without negligence or bad faith on the part of the Common Stock Warrant Agent arising out of or in connection with its appointment as Common Stock Warrant Agent hereunder.

               (b) Agent For The Company. In acting under this Agreement and in connection with any Common Stock Warrant Certificate, the Common Stock Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any Holder.

               (c) Counsel. The Common Stock Warrant Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

               (d) Documents. The Common Stock Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

               (e) Officer's Certificate. Whenever in the performance of its duties hereunder the Common Stock Warrant Agent shall reasonably deem it necessary that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, the Common Stock Warrant Agent may (unless other evidence in respect thereof be herein specifically prescribed), in the absence of bad faith on its part, rely upon a certificate signed by the Chairman, the President, the Chief Executive Officer, Chief Financial Officer, any Vice President, the Controller or the Secretary of the Company delivered by the Company to the Common Stock Warrant Agent.

               (f) Actions Through Agents. The Common Stock Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Common Stock Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agent or for any loss to the Company resulting from such neglect or misconduct; provided, however, that reasonable care shall have been exercised in the selection and continued employment of such attorneys and agents.

               (g) Certain Transactions. The Common Stock Warrant Agent, and any officer, director or employee thereof, may become the owner of, or acquire any interest in, any Common Stock Warrant, with the same rights that he, she or it would have if it were not the Common Stock Warrant Agent, and, to the extent permitted by applicable law, he, she or it may engage or be interested in any financial or other transaction with the Company and may serve on, or as depositary, trustee or agent for, any committee or body of holders of Common Stock or other obligations of the Company as if it were not the Common Stock Warrant Agent.

               (h) No Liability For Interest. The Common Stock Warrant Agent shall not be liable for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Common Stock Warrant Certificates, except as otherwise agreed with the Company.

               (i) No Liability For Invalidity. The Common Stock Warrant Agent shall incur no liability with respect to the validity of this Agreement (except as to the due execution hereof by the Common Stock Warrant Agent) or any Common Stock Warrant Certificate (except as to the countersignature thereof by the Common Stock Warrant Agent).

               (j) No Responsibility For Company Representations. The Common Stock Warrant Agent shall not be responsible for any of the recitals or representations contained herein (except as to such statements or recitals as describe the Common Stock Warrant Agent or action taken or to be taken by it) or in any Common Stock Warrant Certificate (except as to the Common Stock Warrant Agent's countersignature on such Common Stock Warrant Certificate), all of which recitals and representations are made solely by the Company.

               (k) No Implied Obligations. The Common Stock Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein, and no other duties or obligations shall be implied. The Common Stock Warrant Agent shall not be under any obligation to take any action hereunder that may subject it to any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Common Stock Warrant

Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Common Stock Warrant Certificate countersigned by the Common Stock Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issuance or exercise of Common Stock Warrants. The Common Stock Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in any Common Stock Warrant Certificate or in case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.02 hereof, to make any demand upon the Company.

     SECTION 5.03.   Compliance with Applicable Laws.
                     -------------------------------

               The Common Stock Warrant Agent agrees to comply with all applicable federal and state laws imposing obligations on it in respect of the services rendered by it under this Common Stock Warrant Agreement and in connection with the Common Stock Warrants, including (but not limited to) the provisions of United States federal income tax laws regarding information reporting and backup withholding. The Common Stock Warrant Agent expressly assumes all liability for its failure to comply with any such laws imposing obligations on it, including (but not limited to) any liability for failure to comply with any applicable provisions of United States federal income tax laws regarding information reporting and backup withholding.

     SECTION 5.04.   Resignation and Removal; Appointment of Successor.
                     --------------------------------------------------

               (a) The Company agrees, for the benefit of the Holders of the Common Stock Warrants, that there shall at all times be a Common Stock Warrant Agent hereunder until all the Common Stock Warrants are no longer exercisable.

               (b) The Common Stock Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Common Stock Warrant Agent and acceptance of such appointment by such successor Common Stock Warrant Agent, as hereinafter provided. The Common Stock Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Notwithstanding the two preceding sentences, such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Common Stock Warrant Agent (which shall be a banking institution organized under the laws of the United States of America, or one of the states thereof and having an office or an agent's office in the City of New
York) and the acceptance of such appointment by such successor Common Stock Warrant Agent. In the event a successor Common Stock Warrant Agent has not been appointed and has not accepted its duties within 90 days of the Common Stock Warrant Agent's notice of resignation, the Common Stock Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Common Stock Warrant Agent. The obligation of the Company under Section 5.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Common Stock Warrant Agent.

               (c) In case at any time the Common Stock Warrant Agent shall:

                  (1) resign, or shall be removed, or shall become incapable of acting, or

                  (2)  be adjudged bankrupt or insolvent, or

                  (3) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy or similar law, or

                  (4) make an assignment for the benefit of its creditors, or shall consent to the appointment of a receiver or custodian of all or any substantial part of its property, or

                  (5) admit in writing its inability to pay or meet its debts as they mature, or

                  (6) have a receiver or custodian appointed for it or for all or any substantial part of its property, or

                  (7) have an order of any court entered for relief against it under the provisions of Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy or similar law, or

                  (8) have any public officer take charge or control of the Common Stock Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation,

a successor Common Stock Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Common Stock Warrant Agent. Upon the appointment as aforesaid of a successor Common Stock Warrant Agent and acceptance by the latter of such appointment, the Common Stock Warrant Agent so superseded shall cease to be Common Stock Warrant Agent hereunder.

               (d) Any successor Common Stock Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Common Stock Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Common Stock Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Common Stock Warrant Agent shall be entitled to receive all moneys, securities and other property on deposit with or held by such predecessor, as Common Stock Warrant Agent hereunder.

               (e) The Company shall cause notice of the appointment of any successor Common Stock Warrant Agent to be mailed by first class mail, postage prepaid, to each Holder at its address appearing on the Common Stock Warrant Register. Such notice shall set forth the name and address of the successor

Common Stock Warrant Agent. Failure to give any notice provided for in this
Section 5.04(e), or any defect therein, shall not, however, affect the legality or validity of the appointment of the successor Common Stock Warrant Agent.

               (f) Any corporation into which the Common Stock Warrant Agent hereunder may be merged or converted or any corporation with which the Common Stock Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Common Stock Warrant Agent shall be a party, or any corporation to which the Common Stock Warrant Agent shall sell or otherwise transfer all or substantially all of the assets and business of the Common Stock Warrant Agent, provided that it shall be qualified as provided in Section 5.04(b), shall be the successor Common Stock Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE VI
                                  MISCELLANEOUS

     SECTION 6.01.   Supplements and Amendments.
                     --------------------------

               (a) This Agreement and the Common Stock Warrants may be supplemented or amended by the Company and the Common Stock Warrant Agent, without the consent of the Holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein or in any other manner which the Company may deem to be necessary or desirable and which will not materially adversely affect the interests of the Holders of the Common Stock Warrants. Every Holder of Common Stock Warrants, whether issued before or after any such supplement or amendment, shall be bound thereby. Promptly after the effectiveness of any supplement or amendment that affects the interests of the Holders, the Company shall give notice thereof, as provided in Section 5.04(e) hereof, to the Holders affected thereby, setting forth in general terms the substance of such supplement or amendment.

               (b) The Company and the Common Stock Warrant Agent may modify or amend this Agreement and the Common Stock Warrant Certificates with the consent of the Holders of not fewer than a majority in number of the then outstanding unexercised Common Stock Warrants affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that shortens the period of time during which the Common Stock Warrants may be exercised, [affects other material terms of the Common Stock Warrants that may be set forth in a prospectus supplement] or reduces the percentage of Holders of outstanding Common Stock Warrants the consent of which is required for modification or amendment of this Agreement or the Common Stock Warrants, may be made without the consent of each Holder affected thereby.

     SECTION 6.02.   Notices and Demands.
                     --------------------

               If the Common Stock Warrant Agent shall receive any notice or demand addressed to the Company by any Holder pursuant to the provisions of the Common Stock Warrant Certificates, the Common Stock Warrant Agent shall promptly forward such notice or demand to the Company.

     SECTION 6.03.   Addresses for Notices.
                     ----------------------

               Any communications from the Company to the Common Stock Warrant Agent with respect to this Agreement shall be addressed to [name of Common Stock Warrant Agent], [__________________, New York, New York __________], Attention:
[Corporate Trust Department]; any communications from the Common Stock Warrant Agent to the Company with respect to this Agreement shall be addressed to ClearOne Communications, Inc., 1825 Research Way, Salt Lake City, Utah, 84119,
Attention: Chief Executive Officer (with a copy to Bruce Czachor, Shearman & Sterling, 1080 Marsh Road, Menlo Park, CA 94025-1022); or such other addresses as shall be specified in writing by the Common Stock Warrant Agent or by the Company.

     SECTION 6.04.   Governing Law.
                     -------------

               This Agreement and the Common Stock Warrants shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 6.05.   Governmental Approvals.
                     ----------------------

               The Company will from time to time use all reasonable efforts to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and the national securities exchange on which the Common Stock Warrants may be listed or authorized for trading and to make all filings under the United States federal and state laws, which may be or become requisite in connection with the issuance, sale, trading, transfer or delivery of the Common Stock Warrants, and the exercise of the Common Stock Warrants.

     SECTION 6.06.   Persons Having Rights Under Common Stock Warrant Agreement.
                     ----------------------------------------------------------

               Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Common Stock Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Common Stock Warrant Agent and their successors and of the Holders.

     SECTION 6.07.   Delivery of Prospectus.
                     ----------------------

               The Company will furnish to the Common Stock Warrant Agent sufficient copies of a prospectus or prospectuses relating to the Common Stock deliverable upon exercise of any outstanding Common Stock Warrants (each a "Prospectus"), and the Common Stock Warrant, prior to or concurrently with the delivery of the Common Stock issued upon the exercise thereof, a copy of the Prospectus relating to such Common Stock.

     SECTION 6.08.   Headings.
                     --------

               The descriptive headings of the several Articles and Sections and the Table of Contents of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     SECTION 6.09.   Counterparts.
                     ------------

               This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

     SECTION 6.10.   Judgment Currency.
                     ------------------

               The Company agrees to indemnify each Holder against any loss incurred by such party as a result of any judgment or order being given or made for any amount due under this Agreement and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (b) the spot rate of exchange in the City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

     SECTION 6.11.   Inspection of Agreement.
                     -----------------------

               A copy of this Agreement shall be available during normal business hours at the principal corporate trust office of the Common Stock Warrant Agent, for inspection by any Holder of Common Stock Warrants. The Common Stock Warrant Agent may require such Holder to submit its Common Stock Warrant Certificate for inspection prior to making such copy available.

                             SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                            CLEARONE COMMUNICATIONS, INC.



                                            By:
                                               ---------------------------------
                                               Name and Title

  Attest:

  By:
     ----------------------------
     Name and Title


                                            [COMMON STOCK WARRANT AGENT]



                                            By:
                                               ---------------------------------
                                               Name and Title


  Attest:

  By:
     ----------------------------
     Name and Title

                                    Exhibit A

                                       to

                         Common Stock Warrant Agreement

                            dated as of _______, 20__

                  [Compensation of Common Stock Warrant Agent]